SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

0-25581

06-1528493

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On April 8, 2004, the Board of Directors of priceline.com Incorporated, a Delaware corporation, announced that Richard S. Braddock, who had been the Chairman of the Board of Directors, was stepping down from the Board of Directors effective April 8, 2004.  The Board of Directors announced that Ralph M. Bahna, who has served as a director of priceline.com Incorporated since July 1998, would be Chairperson.

Item 9.    Regulation FD Disclosure.

Priceline.com Incorporated issued the press release attached as Exhibit 99.1 on April 8, 2004.

Exhibits

99.1                    Press Release issued by priceline.com on April 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

April 8, 2004

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by priceline.com on April 8, 2004.